                                  EXHIBIT 99(C)

            STATEMENTS OF OPERATIONS FOR THE QUARTERS INCLUDED IN AND
                    FOR THE NINE-MONTHS ENDED MARCH 31, 2002

                                 FRONTSTEP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   as adjusted
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                       NINE MONTHS
                                                                  THREE MONTHS ENDED                       ENDED
                                                    SEPTEMBER 30,     DECEMBER 31,      MARCH 31,        MARCH 31,
                                                        2001              2001            2002             2002
                                                       -------          -------          -------          -------
Revenue:
     License fees                                        9,329            9,366            7,482           26,177
     Services                                            6,186            5,197            5,589           16,972
     Maintenance and support                             9,456            8,808            8,732           26,996
                                                       -------          -------          -------          -------
           Total revenue                                24,971           23,371           21,803           70,145

Cost of revenue:
     License fees                                        4,250            4,421            4,125           12,796
     Service, maintenance and support                    6,926            7,326            6,745           20,997
                                                       -------          -------          -------          -------
           Cost of revenue                              11,176           11,747           10,870           33,793
                                                       -------          -------          -------          -------


Gross margin                                            13,795           11,624           10,933           36,393

Operating expenses:
     Selling, general and administrative                10,823           11,995           10,050           32,868
     Research and product development                    1,691            1,712            1,657            5,060
     Amortization of intangibles                           530              380              433            1,343
     Restructuring and other charges                      --               --               --               --
                                                       -------          -------          -------          -------
           Total operating expenses                     13,044           14,087           12,140           39,271
                                                       -------          -------          -------          -------


Operating income (loss)                                    751           (2,463)          (1,207)          (2,878)


Other income (expense), net                               (528)            (380)            (683)          (1,591)
                                                       -------          -------          -------          -------

Income (loss) before income taxes                          223           (2,843)          (1,890)          (4,469)


Provision for income taxes                                  26             --               (719)            (693)
                                                       -------          -------          -------          -------

Net income (loss)                                          197           (2,843)          (1,171)          (3,776)
                                                       =======          =======          =======          =======

Net income (loss) per share                            $  0.03          $ (0.38)         $ (0.15)         $ (0.50)
                                                       =======          =======          =======          =======
Net income (loss) per share, assuming dilution         $  0.03          $ (0.38)         $ (0.15)         $ (0.50)
                                                       =======          =======          =======          =======

Weighted average shares outstanding
                                                         7,568            7,568            7,568            7,568
Weighted average shares outstanding, assuming
dilution                                                 7,661            7,568            7,568            7,568

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